UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018 (October 25, 2018)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4131 ParkLake Ave., Suite #225
Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, BioDelivery Sciences International, Inc. (the “Company”) announced the appointment of James Vollins as Senior Vice President, General Counsel and member of its Executive Leadership team, effective November 5, 2018. Mr. Vollins will also serve as the Company’s Chief Compliance Officer and Corporate Secretary.

Mr. Vollins has more than 25 years of legal experience. Most recently, Mr. Vollins served as Vice President, General Counsel at Bio Products Laboratory Ltd., a blood plasma manufacturer, from 2014 to 2018. From 2007 to 2014, Mr. Vollins served as Vice President, Senior Assistant General Counsel at Grifols, S.A., a multinational pharmaceutical and chemical company.

On October 25, 2018, Ernest De Paolantonio announced his retirement from the position of Chief Financial Officer and Corporate Secretary, effective as of December 31, 2018. Mr. De Paolantonio will remain at the Company past such date in order to allow for an orderly transition to a new CFO. The Company also announced the expansion of current President Scott M. Plesha’s title to President and Chief Commercial Officer.

Item 7.01. Regulation FD.

The Company issued a press release announcing the executive leadership team changes described in Item 5.02 above on October 29, 2018, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 29, 2018, regarding executive leadership team changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Herm Cukier
		Name:	Herm Cukier
		Title:	Chief Executive Officer